UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 4, 2010 (June 1, 2010)

SPECTRA ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-33556	41-2232463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 1, 2010, Spectra Energy Partners, LP ( “Spectra Energy Partners”) entered into an amendment (the “Omnibus Agreement Amendment”) to the Omnibus Agreement dated July 2, 2007 with Spectra Energy Corp, Spectra Energy Partners (DE) GP, LP (the general partner of Spectra Energy Partners) and Spectra Energy Partners GP, LLC (the general partner of the general partner of Spectra Energy Partners). The Omnibus Agreement Amendment increases the limitation on the amount that Spectra Energy Corp is entitled to reimbursement from Spectra Energy Partners for corporate services from $3.1 million per year to $3.6 million per year and extends the expiration of such limitation from July 2, 2010 to December 31, 2013. This description of the Omnibus Agreement Amendment is qualified in its entirety by reference to the Omnibus Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference. Capitalized terms used but not defined have the meaning ascribed to them in the Omnibus Agreement Amendment.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment No. 1, dated as of June 1, 2010, to the Omnibus Agreement entered into and effective as of July 2, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP

By:	Spectra Energy Partners (DE) GP, LP, its general partner

By:	Spectra Energy Partners GP, LLC, its general partner

/S/ LAURA BUSS SAYAVEDRA
Laura Buss Sayavedra
Vice President and Chief Financial Officer

Date: June 4, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Amendment No. 1, dated as of June 1, 2010, to the Omnibus Agreement entered into and effective as of July 2, 2007.